UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 15, 2016

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, the Board of Directors of Winnebago Industries, Inc. (the "Company") elected Robert M. Chiusano as the Chair of the Board of Directors to replace Lawrence A. Erickson who gave notice of his retirement from the Board effective at the end of his term at the next annual meeting of shareholders in December 2016. Jerry N. Currie also gave notice to the Company of his retirement from the Board effective at the end of his term at the next annual meeting of shareholders in December 2016.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on June 15, 2016, the Board of Directors of Winnebago Industries, Inc. (the “Company”) amended the Company’s By-laws effective June 15, 2016. The principal features of the amendments, as set forth in Article III of the Company’s By-laws, include:

(i)	Amended Section 3.4 of Article III to provide that a Director may attend any special meeting by telephone or online meeting service.

(ii)
Amended Section 3.5 of Article III by modifying the notice period from 5 days to ninety-six (96) hours for notice given by regular mail and allowing notice to be given by telephone, in person, facsimile, email or other electronic transmission, or overnight courier with forty-eight (48) hours' notice of a special meeting of the Board of Directors.

(iii)	Added Section 3.7 to Article III regarding authority of officers and Executing Corporate Contracts.

The foregoing description is a summary of th Bylaw amendments. The complete copy of the Company’s By-laws, as amended, is included as Exhibit 3.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended By-laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Dated:	June 16, 2016	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel & Secretary